                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT made as of April 29, 1997, between UC Television Network Corp., a Delaware corporation (the "Company"), UC Holdings, L.L.C., a Delaware limited liability company ("Holdings") and John T. Dobson III ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment.  The Company shall employ Executive, and Executive accepts
         ----------
employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").

     2.  Position and Duties.
         -------------------

     (a) During the Employment Period, Executive shall serve as the President of the Company and shall have such duties, responsibilities and authority of the President, subject to the direction of the Company's Chairman of the Board, Chief Executive Officer, Vice Chairman, Chief Operating Officer and board of directors (the "Board").

     (b) Executive shall report to the Chairman of the Board, Chief Executive Officer, Vice Chairman, Chief Operating Officer and the Board, and Executive shall devote his full business time, attention and skills to the business and affairs of the Company, except as otherwise approved by the Board. Notwithstanding the foregoing, nothing in this Agreement shall restrict Executive from managing his personal portfolio of investments so long as such activities do not materially interfere or compete with the Company's business as presently constituted or as conducted during the Employment Period.

     3.  [INTENTIONALLY OMITTED]

     4.  Base Salary and Benefits.
         ------------------------

     (a) During the Employment Period, Executive's base salary shall be Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000.00) per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable semi-monthly in regular installments in accordance with the Company's general payroll practices. The Base Salary shall be increased on an annual basis by at least seven percent (7%) over the Base Salary paid to Executive during the previous year of the Employment Period, to be increased on each anniversary date of this Agreement.

     (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. In addition, during the Employment Period, the Company shall provide Executive with an automobile allowance of Four Hundred and No/100 Dollars ($400.00) per month for the monthly payments, maintenance and operating expenses for any automobile used by Executive. The Company shall pay for Executive's apartment, including agency fee, in New York City up to $4,000 per month.

     (c) In addition to the Base Salary, Executive shall receive an annual bonus of up to One Hundred Thousand and No/100 Dollars ($100,000) (the "Performance Bonus") within 15 days following receipt by the Board of the results of the yearly audit financial statements performed by the Company's independent auditors of each fiscal year during the Employment Period if Company achieves at least 100% of its gross revenues projection for such fiscal year, which projections are attached hereto as EXHIBIT A and are subject to adjustment by the Board in its judgment from time to time to account for acquisitions, divestitures, asset sales or asset purchases. Such Performance Bonus shall be payable in advance in quarterly installments within 45 days following the end of each of the first three quarters over the course of the fiscal year against which gross revenues projection are being measured if Company shall have achieved its projections for such fiscal quarter and set forth on EXHIBIT A. If Company has failed to meet such quarterly projections as of the end of such fiscal quarter, such quarterly installment on the Performance Bonus shall not be payable. If, however, at the end of any subsequent fiscal quarter of the same fiscal year or at the end of such year Company achieves at least 100% of the cumulative projections for the 3 month, 6 month, 9 month or year fiscal period then ending, any portion of the Performance Bonus which was not paid in any previous quarter (of the same fiscal year) due to Company's failure to achieve such performance measure shall be paid to Executive along with the then current quarterly installment or end of year payment. If, at the end of any fiscal year the performance conditions shall not have been satisfied as of the end of such fiscal year, any quarterly installments paid on the Performance Bonus in such fiscal year shall be, at the option of the Board, (w) set off against Base Salary payable to Executive in equal semi-monthly deductions over the following fiscal year, (x) set off against any future bonuses otherwise due to Executive hereunder, (y) set off against any payments due to Executive pursuant to this paragraph 4 and/or (z) refunded to the Company by Executive within 30 days after having received written notice from the Board. The Performance Bonus or any repayments thereof are subject to adjustment in accordance with the annual audit performed by Company's independent auditors. Executive agrees to accept the judgment of the independent auditors with regard to the attainment of Company's projections as final and binding. The Board may also from time to time, in its sole discretion, award Executive bonuses in addition to those defined in this paragraph 4(c) notwithstanding Company's failure to achieve the projections set forth in EXHIBIT A.

     (d) In addition to the Base Salary and any Performance Bonus payable to Executive pursuant to this paragraph 4, Executive shall be entitled to participate in all employee benefit plans and programs of the Company for which senior executive officers of the Company are eligible, including, to the extent available or established by the Company, any:

     (i) family health insurance, disability insurance, and dental insurance coverage;

     (ii)   401(k), retirement or similar benefit plans; and

     (iii)  stock option plans of the Company; and

     (iv)   Executive shall be entitled to twenty (20) vacation days per year.


     5.  Term.
         ----

     (a) The Employment Period shall commence on the Effective Date (as defined in the Action of Board of Directors of the Company, dated April 25, 1997, pursuant to which the directors elected Executive to the Office of the President and end on the fourth anniversary of the date of this Agreement (the "Expiration Date"); provided, however, that the Employment Period shall be automatically extended for one year on the Expiration Date and at the end of each subsequent year of the Executive's employment (an "Extension Period"; any such Extension Periods shall be included in the definition of Employment Period) unless at least six (6) months prior to the Expiration Date or the end of the then current Extension Period, either the Company or the Executive shall give written notice to the other that this Agreement shall not be so extended; and provided further
                                                               --------
that (i) the Employment Period shall terminate prior to such date upon Executive's permanent disability or incapacity (determined as set forth below), resignation or death and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. Permanent Disability or incapacity shall occur if Executive misses sixty
(60) consecutive days of work and it is determined by an independent physician that such disability or incapacity is permanent.

     (b) If the Employment Period is terminated due to the Executive's death, disability or incapacity, Executive shall be entitled to receive an aggregate amount equal to twice his Base Salary. This amount shall be payable by the Company in equal monthly installments over a period of two years following termination of the Employment Period.

     (c) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to receive an aggregate amount equal to his Base Salary, payable for the remainder of the Employment Period. This amount shall be payable by the Company in equal monthly installments over the remainder of the

Employment Period, so long as Executive has not breached any of the provisions of Paragraphs 9, 10 or 11 hereof.

     (d) If the Employment Period is terminated by the Company for Cause, upon the Executive's resignation or upon the expiration of the Employment Period after either party has given notice of non-extension pursuant to Paragraph 5(a), Executive shall be entitled to receive his Base Salary through the date of termination and shall not be entitled to any other amounts hereunder.

     (e) All of Executive's rights to fringe benefits hereunder (if any) accruing at any time prior to or after the termination of the Employment Period shall cease upon such termination; provided, however, that if Executive is
                                   --------
terminated by the Company without Cause, the Company shall permit Executive to continue to receive benefits under the Company's health insurance policies to the extent permitted by such policies and applicable law, provided that such
                                                          --------
insurance coverage can be maintained at a reasonable cost to the Company; and

provided further, that the Company shall only maintain such insurance coverage
--------
until the earlier of (y) the end of the period for which Executive is receiving severance payments pursuant to paragraph 5 hereof and (z) the date Executive accepts other employment. If the Employment Period is terminated due to the Executive's death or disability, the Company shall pay Executive, pursuant to the terms and conditions of paragraph 3(b) of this Agreement, such Performance Bonuses as are then due and payable.

     (f) For purposes of this Agreement, "Cause" shall mean (i) the conviction of a felony or a crime involving moral turpitude or the conviction of any other crime involving dishonesty, disloyalty or fraud with respect to the Company or Holdings, (ii) gross negligence or willful misconduct with respect to the Company, or (iii) any other material breach of this Agreement; or (iv) the repeated failure to perform Executive's duties as directed by the Board;

provided, however, that with respect to clause (iii) or (iv) above, if such
--------
failure or breach is capable of cure, such failure or breach, as the case may be, shall not be deemed to constitute Cause unless such failure or breach remains uncured after the expiration of 15 days after notice thereof to Executive. In addition, the Employment Period may be terminated for "Cause" (A) by action of the Board of Directors of the Company within 90 days after the end of the Company's fiscal year in the event of the failure of Company to achieve at least 85% of its projected gross revenues (according to the projections attached hereto as Exhibit A) during the fiscal year preceding such action, or
(B) by either the Chairman of the Board or Vice Chairman of the Board, in his sole discretion, within 90 days after the end of the Company's fiscal year in the event of the failure of Company to achieve at least 90% of its projected gross revenues (according to the projections attached hereto as Exhibit A) during the fiscal year preceding such termination.

     6.  Vesting of Executive Securities.
         -------------------------------

     (a) All of the Investor Units will be fully vested as of the date of purchase and shall not be subject to repurchase. Except as otherwise provided in paragraph 6(b) below, the Management Units will become vested, over the 48 month period after the date hereof, in equal proportions on each six month anniversary date following the date of this Agreement if, as of such anniversary date, Executive is employed by Company (i.e. 12.5% on the anniversary of each 6 month period).

     (b) Upon a Sale of the Company, as defined in the Class C Warrant, or a Sale of Holdings, all of the Management Units, which have not yet become vested shall become vested at the time of such event. All of the Management Units which have become vested pursuant to this paragraph 6 are referred to herein as "Vested Executive Securities", and all Unvested Management Units are referred to herein as "Unvested Executive Securities."

     7.  Repurchase Option.
         -----------------

     (a) General Repurchase Option.  Upon the occurrence of the Termination Date
         -------------------------
the Executive Securities (whether held by Executive or one or more of Executive's Permitted Transferees) shall be subject to repurchase by Holdings pursuant to the terms and conditions set forth in this paragraph 7 (the "Repurchase Option"). The date on which Executive ceases to be employed by the Company for any reason, is referred to herein as the "Termination Date."

     (b) Termination For Other Than Cause.  Notwithstanding anything herein to
         --------------------------------
the contrary, if Executive is terminated without Cause all Unvested Executive Securities shall become Vested Executive Securities and such Executive Securities shall be subject to repurchase at Fair Market Value of such Executive Securities.

     (c) Termination for Cause or Resignation. Subject to paragraph 7(g) below,
         ------------------------------------
the purchase price for the Unvested Executive Securities on the Termination Date if Executive is terminated for Cause, death, permanent disability or his resigning, will be the Executive's Original Cost; and the purchase price for the Vested Executive Securities shall be the Fair Market Value for such Vested Executive Securities, as of the date of termination.

     (d) Repurchase Option.  As set forth above, Holdings may elect to purchase
         -----------------
the applicable Executive Securities by delivering written notice (the "Holdings Repurchase Notice") to the holder or holders of such Executive Securities within 90 days after the Termination Date. The Repurchase Notice will set forth the number of such Executive Securities to be acquired from each holder, the aggregate consideration to be paid for such Executive Securities and the time and place for the closing of the transaction. The number of such Executive Securities to be repurchased by Holdings shall first be satisfied to the extent possible from the Unvested Executive Securities held by

Executive at the time of delivery of the Repurchase Notice. If the number of such Executive Securities then held by Executive is less than the total number of Executive Securities Holdings has elected to purchase, Holdings shall purchase the remaining Executive Securities elected to be purchased from the other holder(s) of such Executive Securities under this paragraph 7, pro rata according to the number of such Executive Securities held by such other holder(s), respectively, at the time of delivery of the Repurchase Notice (determined as nearly as practicable to the nearest unit or other applicable denomination).

     (e) Closing. Subject to paragraph 7(f) below, the closing of the purchase
         -------
of the applicable Executive Securities pursuant to the Repurchase Option shall take place on the date designated by Holdings in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the later of
(i) the delivery of such notice(s) or (ii) the Fair Market Valuation Date. Payment for such Executive Securities to be purchased pursuant to the Repurchase Option shall be made by Holdings in four (4) equal installments, the first installment payable on the closing of such purchase, the second payable four (4) months after the closing, the third payable eight (8) months after the closing and the fourth payable twelve (12) months after the closing, each such payment made by check or wire transfer of funds, at the option of Holdings. Notwithstanding anything to the contrary contained in this Agreement, Holdings may withdraw their Repurchase Notice at any time prior to the closing of a purchase of such Executive Securities pursuant to the Repurchase Option.

     (f) Termination of Repurchase Option.  The right of Holdings to repurchase
         --------------------------------
Unvested Executive Securities pursuant to this paragraph 7 shall terminate upon the first to occur of (i) the Sale of Holdings, or (ii) the Sale of the Company.
    -----------------
The Repurchase Option set forth in this paragraph 7 will continue with respect to such Executive Securities following any transfer thereof other than a transfer to Holdings.

     (g) Repurchase Restrictions.  Notwithstanding anything to the contrary
         -----------------------
contained in this Agreement, all repurchases of Executive Securities by Holdings shall be subject to applicable restrictions contained in the General Corporate Law of the State of Delaware. If any such restrictions prohibit the repurchase of the Executive Securities hereunder which Holdings is otherwise entitled or required to make, Holdings may make such repurchases as soon as it is permitted to do so under such restrictions.

     (h) Section 83B Election.  Within 30 days after Executive  purchases any
         --------------------
Executive Securities from Holdings, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

     8.  Definitions.
         -----------

     "Executive Securities" mean: (i) any Management Units acquired by Executive, and (ii) any equity or debt securities issued or issuable directly or indirectly with respect to the Executive Securities referred to in clauses (i) above by any of a conversion, split, distribution or dividend or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. Executive Securities shall continue to be Executive Securities in the hands of any holder thereof (other than Holdings or any of its members).

     "Fair Market Valuation Date" with respect to any Executive Securities means the date on which its Fair Market Value is finally determined pursuant to the definition of "Fair Market Value."

     "Fair Market Value" of the Executive Securities means the Fair Market Value as shall be determined jointly in good faith by Holdings and Executive; provided
                                                                        --------
that if Holdings and Executive cannot so agree, then such value shall be determined by an independent investment banking firm of national or regional reputation utilizing valuation techniques then commonly used for the valuation of such investment interests, which investment banking firm will be jointly selected by Holdings and Executive in good faith, or if such parties cannot agree on an investment banking firm, then such value shall be determined by an investment banking firm selected by lot from a group of six firms possessing the above described qualifications (three of whom shall be selected by Holdings and three of whom shall be selected by Executive) from which one firm designated as objectionable by each of Holdings and Executive has been eliminated (in either case, the investment banking firm's determination shall be conclusive). The expenses of any such appraisal shall be borne equally by the parties. In determining the Fair Market Value of Executive Securities to be purchased pursuant to the exercise of the Repurchase Option, the parties or the investment bank, as the case may be, shall use the average of the thirty (30) day trading price of Common Stock of the Company as a partial determining factor. There shall be no discount in value to reflect minority interest, and it shall be assumed for purposes of such determination that there are no restrictions on transfer of any Executive Securities, that a willing buyer exists for purchase of the same and that the Executive is under no compulsion to sell any Executive Securities. It is the intent of the parties that the value shall be the value of the securities of the Company's owned by Holdings in Company multiplied by Executive's Ownership in Holdings. References in this definition to Executive shall mean Executive's personal representative if he is deceased or incapacitated.

     "Investor Units" shall have the meaning ascribed to it in the LLC
Agreement.

     "LLC Agreement" shall mean the Limited Liability Company Agreement of U-C Holdings, L.L.C. dated April 25, 1997.

     "Management Units" shall have the meaning ascribed to it in the LLC Agreement.

     "Original Cost" of the Executive Securities will be the price per such security paid by Executive pursuant to this Agreement or otherwise (in each case, as proportionately adjusted for all subsequent security splits, security dividends, security distributions and other recapitalizations affecting the Executive Securities).

     "Sale of Holdings" shall mean the sale of substantially all of the equity interest of Holdings or the sale of all or substantially all the assets of Holdings in Company.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     9.  Confidential Information. The Executive acknowledges that the
         ------------------------
information, observations and data obtained by him while employed by the Company, or during the due diligence process in connection with Holdings investment in the Company, concerning the business or affairs of the Company ("Confidential Information") are the property of the Company. Therefore, Executive agrees that, except in the performance of duties for the Company, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without prior written consent of the Board, except (i) to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's wrongful acts or omissions to act, (ii) as necessary to comply with compulsory legal process, provided that Executive shall provide prior notice to the Company
         --------
regarding such disclosure and the Company, as applicable, shall have the right to contest such disclosure, (iii) as necessary to counsel and other professional advisors retained by the Executive, subject to the attorney/client privilege or a valid and binding non-disclosure agreement between Executive and such professional and (iv) disclosures of information obtained from a third party free of restrictions or disclosure of information in Executive's possession prior to the date hereof which was obtained from a source other than the Company or its predecessors. Executive shall deliver to the Company at the termination of the Employment Period, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to Confidential Information, Work Product or the business of the Company which he may then possess or have under his control.

     10.  Inventions and Patents.  Executive agrees that all ideas, concepts,
          ----------------------
marketing strategies, management techniques, product development, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company ("Work Product") belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     11.  Non-Compete, Non-Solicitation.
          -----------------------------

     (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period, during any period in which he is receiving payments pursuant to paragraph 5 or for which he has received a lump sum payment pursuant to this Agreement or any subsequent agreement, and, if terminated for Cause or by Executive's resignation before the Expiration Date, for two years after such termination (the "Non-Compete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company engages or plans to engage in such businesses, including without limitation, hold a significant management position with any information or entertainment network which markets to colleges or universities serving markets where the Company operates (including markets in which, during the Employment Period, the Company has executed or was in the process of negotiating a written agreement to acquire such an operator). Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) continuing his ownership, management and/or control of any business in which and to the extent which he held such interests and managed such interests prior to the Non-Compete Period, or (ii) being a passive owner of not more than 5% of the outstanding stock of any class of a company which is publicly traded, so long as Executive has no active participation in the management or the business of such company.

     (b) During the Employment Period and for eighteen months thereafter, Executive shall not directly or indirectly through another entity (i) solicit, encourage, interview, entice, discuss with or induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof,
(ii) hire any person who was an employee of the Company at any time during the Employment Period or (iii) induce or attempt to induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     12.  Enforcement.  If, at the time of enforcement of paragraphs 9, 10 or 11
          -----------
of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parities hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement.

Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provision hereof (without posting a bond or other security).

     13.  Executive Representations.  Executive hereby represents and warrants
          -------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, which would prohibit his performance under this Agreement and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be valid and binding obligation of Executive, enforceable in accordance with its terms.

     14.  Survival.  Paragraphs 9, 10, 11, 12 and 13 shall survive and continue
          --------
in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     15.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by telecopy or reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number below indicated:

     Notices to Holdings:

                     U-C Holdings, L.L.C.
                     c/o Willis Stein & Partners, L.P.
                     227 W. Monroe Street, Suite 4300
                     Chicago, Illinois  60606
                     Telecopy No.: (312) 422-2424
                     Attention: Avy H. Stein

     With a copy to:

                     Kirkland & Ellis
                     200 East Randolph Drive
                     Chicago, Illinois  60601
                     Telecopy No.: (312) 861-2200
                     Attention: Margaret Gibson, Esq.

     Notices to Executive:

                     John T. Dobson III
                     2660 Peachtree Rd, NW
                     No. 17-G
                     Atlanta, GA 30305
                     Telecopy No.: (404) 869-7899

     With a copy to:

                     Morris, Manning and Martin, L.L.P.
                     1600 Atlanta Financial Center
                     3343 Peachtree Road, NE
                     Telecopy No.: (404) 365-9532
                     Attention: Neil H. Dickson, Esq.

     Notices to Company:

                     UC Television Network Corp.
                     5784 Lake Forrest Drive
                     Suite 275
                     Atlanta, GA 30328
                     Telecopy No.: (404) 257-9517

     With a copy to:
                     Kirkland & Ellis
                     200 East Randolph Drive
                     Chicago, Illinois  60601
                     Telecopy No.: (312) 861-2200
                     Attention: Margaret Gibson, Esq.

or such other address or telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     16.  Severability. Whenever possible, each provision of this agreement will
          ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     17.  Complete Agreement.  This Agreement and those documents expressly
          ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     18.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which to be an original and all of which taken together constitute one and the same agreement.

     19.  Successors and Assigns.  This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by all parties and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     20.  Choice of Law.  This Agreement will be governed by the internal law,
          -------------
and not the laws of conflicts, of the State of New York.

     21.  Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity binding effect or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     UC TELEVISION NETWORK CORP.



                                     By:   /s/ Peter Kauff
                                        ------------------
                                           Peter Kauff
                                           Chief Executive Officer and
                                           Chairman of the Board


                                     U-C HOLDINGS, L.L.C.

                                     By: Willis Stein & Partners, L.P.
                                     Its:  Managing Member

                                     By: Willis Stein & Partners, L.L.C.
                                     Its:  General Partner

                                     By:    /s/ Avy H. Stein
                                         -------------------
                                             Avy H. Stein
                                     Its:  Manager


                                         /s/ John T. Dobson III
                                      -------------------------
                                         John T. Dobson III

                                   EXHIBIT A
                                   ---------

                          1997                  1998                  1999                  2000                  2001
                      ------------          ------------         -------------         -------------         -------------
Gross Revenue          $3,000,000            $7,000,000           $12,000,000           $22,000,000           $40,000,000